Exhibit (h)(4)

              SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

         THIS AGREEMENT is made as of April 1, 2000 by and between PFPC Inc., a Massachusetts corporation ("PFPC"), and Alleghany Investment Services, an Illinois corporation (the "Administrator").
                                                W I T N E S S E T H :
         WHEREAS, the Administrator has entered into an Administration Agreement with the Alleghany Funds (the "Fund"), which is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
         WHEREAS, the Administrator wishes to retain PFPC to provide sub-administration and accounting services to the Fund and its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.
         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:
1.       Definitions.  As Used in this Agreement:
         (a)      "1933 Act" means the Securities Act of 1933, as amended.
         (b)       "1934 Act" means the Securities Exchange Act of 1934,
                    as amended.
         (c) "Authorized Person" means any officer of the Administrator and any other person duly authorized by the Administrator's Board of Directors or Trustees to give Oral Instructions and Written Instructions on behalf of the Administrator. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.
         (d) "CEA" means the Commodities Exchange Act, as amended.
         (e) "Change of Control" means a change in ownership or control (not including transactions between wholly-owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parent(s).
         (f) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.
         (g) "SEC" means the Securities and Exchange Commission.
         (h) "Securities Laws" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA. (i) "Shares" means the shares of beneficial interest of any series or class of the Fund. (j) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. Appointment. The Administrator hereby appoints PFPC to provide sub-administration and accounting services to each of the Portfolios, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3. Delivery of Documents. The Administrator has provided or, where applicable, will provide PFPC with the following:

         (a)      A copy of Fund's most recent effective registration statement;

         (b) A copy of the advisory agreement with respect to each investment Portfolio of the Fund;

         (c) A copy of the distribution/underwriting agreement with respect to each class of Shares;

         (d) A copy of each additional administration agreement with respect to a Portfolio;

         (e) Copies of any distribution and/or shareholder servicing plans and agreement made in respect of the Fund or a Portfolio;

         (f)      A copy of any custody agreement with respect to the Fund or any Portfolio; and

         (g) Copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

   4.    Compliance with Rules and Regulations.
         PFPC undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any other entity.
    5.    Instructions.
         (a)      Unless  otherwise  provided in this Agreement,  PFPC shall act only upon Oral Instructions or Written Instructions.
         (b)      PFPC shall be  entitled to rely upon any Oral  Instruction  or
                  Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Directors or Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

(c) The Administrator agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Administrator in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

6.       Right to Receive Advice.
         (a)      Advice  of the  Administrator.  If PFPC is in  doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Administrator.
         (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice from counsel of its own choosing (who may be counsel for the Administrator, the Fund or PFPC, at the option of PFPC).
         (c)      Conflicting  Advice.  In  the  event  of  a  conflict  between directions or advice or Oral Instructions or Written Instructions PFPC receives from the Administrator and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel.

(d) Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions it receives from the Administrator or from counsel and which PFPC believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action.

7.       Records; Visits.
         (a) The books and records pertaining to the Fund and the Portfolios which are in the possession or under the control of PFPC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Administrator and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Administrator, copies of any such books and records shall be provided by PFPC to the Administrator or to an Authorized Person, at the Administrator's expense.
         (b) PFPC shall keep the following records:
                  (i)      all books and records with respect to each
                              Portfolio's books of account;

                  (ii)     records of each Portfolio's securities transactions;
                              and

                  (iii) all other books and records as PFPC is required to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.

8.   Confidentiality.   Each  party  shall  keep  confidential  any  information
     relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Administrator or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Administrator or PFPC a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party.

9. Liaison with Accountants. PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Portfolio. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Administrator.
10. PFPC System. PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Administrator.

11. Disaster Recovery. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Administrator, take reasonable steps to minimize service interruptions. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. With respect to the loss of data or service interruptions caused by equipment failure, PFPC shall be liable only if such loss or interruption is caused by PFPC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

12. Compensation. As compensation for services rendered by PFPC during the term of this Agreement, the Administrator will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Administrator and PFPC.

13.      Indemnification.

(a) The Administrator agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC takes in connection with the provision of services to the Administrator. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

         (c) PFPC agrees to indemnify and hold harmless the Administrator and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) provided that such liability was caused by PFPC's or its affiliates" own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

14.      Responsibility of PFPC.

(a) PFPC shall be under no duty to take any action hereunder on behalf of the Administrator, the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC and the Administrator in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement.

(b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, including without limitation (subject to Section 11), delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, provided that PFPC has acted in accordance with the standard set forth in Section 14(a) above; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine.

          (c) Notwithstanding anything in this Agreement to the contrary, neither party to this Agreement nor its affiliates shall be liable for any consequential damages.
         (d) No party may assert a cause of action against the other party or any of its affiliates that allegedly occurred more than three (3) years immediately prior to the filing of the suit (or, if applicable, commencement of arbitration proceedings) alleging such cause of action.
         (e) Each party shall have a duty to mitigate damages for which the other party may become responsible.
15.      Description of Accounting Services on a Continuous Basis.

         PFPC will perform the following accounting services with respect to each Portfolio:
         (i)      Journalize investment, capital  share and income and
                    expense activities;

         (ii) Verify investment buy/sell trade tickets when received from the investment adviser for a Portfolio (the "Adviser") and transmit trades to the Fund's custodian (the "Custodian") for proper settlement;

         (iii) Maintain individual ledgers for investment securities;

         (iv)     Maintain historical tax lots for each security;

         (v) Reconcile cash and investment balances of the Fund with the Custodian, and provide the Adviser with the beginning cash balance available for investment purposes;

         (vi)     Update the cash availability throughout the day as required by the Adviser;

         (vii) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

         (viii) Calculate various contractual expenses (e.g., advisory and custody fees);

         (ix) Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

         (x)      Control all disbursements and authorize such disbursements upon Written Instructions;

         (xi)     Calculate capital gains and losses;

         (xii)    Determine net income;

         (xiii) Obtain security market quotes from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of each Portfolio's Investments;

         (xiv) Transmit or mail a copy of the daily portfolio valuation to the Adviser;

         (xv)     Compute net asset value;

         (xvi) As appropriate, compute yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

         (xvii) Prepare a monthly financial statement, which will include the following items:

                                    Schedule of Investments  Statement of Assets
                                    and  Liabilities   Statement  of  Operations
                                    Statement  of  Changes  in Net  Assets  Cash
                                    Statement  Schedule  of  Capital  Gains  and
                                    Losses.
16.      Description of Sub-Administration Services on a Continuous Basis.
         PFPC will perform the following sub-administration services with respect to each Portfolio:
         (i)      Prepare quarterly broker security transactions summaries;

         (ii)     Prepare monthly security transaction listings;

         (iii)    Supply  various  normal  and  customary   Portfolio  and  Fund
                  statistical data as requested on an ongoing basis;

         (iv)     Prepare for execution and file the Fund's Federal and state tax returns;

         (v) Prepare and file the Fund's Semi-Annual Reports with the SEC on Form N-SAR;

         (vi) Prepare and file with the SEC the Fund's annual, semi-annual, and quarterly shareholder reports;

         (vii) Assist in the preparation of registration statements and other filings relating to the registration of Shares;

         (viii) Monitor each Portfolio's status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended;

         (ix)     Coordinate   contractual   relationships  and   communications
                  between the Fund and its contractual service providers; and

         (x) Monitor the Fund's compliance with the amounts and conditions of each state qualification.

17. Duration and Termination. This Agreement shall continue until terminated by the Administrator or by PFPC on ninety (90) days' prior written notice to the other party. In the event the Administrator gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor accounting and sub-administration services agent(s) or other service provider will be borne by the Administrator.
18. Change of Control. Notwithstanding any other provision of this Agreement, in the event of an agreement to enter into a transaction that would result in a Change of Control of the Administrator, the Administrator's ability to terminate the Agreement pursuant to Section 17 will be suspended from the time of such agreement until one year after the Change of Control.
19.       Notices.  Notices  shall be addressed
          (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President;
       (b) if to the Administrator, at 171 North Clark Street, Chicago, Illinois 60601 Attention: President or

(c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

20. Amendments. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.
21. Delegation; Assignment. PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or PNC Bank Corp., provided that PFPC gives the Administrator 30 days prior written notice of such assignment or delegation.

22. Non-Solicitation. During the term of this Agreement and for a period of one year afterward, the Administrator shall not recruit or solicit, for the Administrator or any other person, any of PFPC's employees.

23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

25.      Miscellaneous.
         (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.
         (b) No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.
         (c) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
         (d) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.
         (e) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
         (f) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
         (g) No Representations or Warranties. Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Administrator or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.
         (h) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.





         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.
                                    PFPC INC.


                                              By: /s/ Stephen M. Wynne

                                           Title: Executive Vice President



                                             ALLEGHANY INVESTMENT SERVICES


                                               By: /s/ Gerald F. Dillenburg

                                               Title: Sr. Vice President








------------------------------------
Business                    Approval
By:________________
------------------------------------
Date:__________

Legal                       Approval
By:___________________
Date:__________








                                    EXHIBIT A



         THIS EXHIBIT A, dated as of April 1, 2000 is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of April 1, 2000 between PFPC Inc. and Alleghany Investment Services.



                                   PORTFOLIOS


                    Alleghany/Chicago Trust Money Market Fund
                   Alleghany/Chicago Trust Municipal Bond Fund
                        Alleghany/Chicago Trust Bond Fund
                      Alleghany/Chicago Trust Balanced Fund
                       Alleghany/Chicago Trust Talon Fund
                  Alleghany/Chicago Trust Growth & Income Fund
                  Alleghany/Chicago Trust Small Cap Value Fund
                    Alleghany/Veredus Aggressive Growth Fund
                    Alleghany/Montag & Caldwell Balanced Fund
                     Alleghany/Montag & Caldwell Growth Fund
                Alleghany/Blairlogie International Developed Fund
                   Alleghany/Blairlogie Emerging Markets Fund